Exhibit 10.2

Amendment No. 1 to the Amended and Restated Voting and First Refusal Agreement

This Amendment No. 1 to the Amended and Restated Voting and First Refusal Agreement (the “Amendment”), is made and entered into as of May 9, 2024, by and among Boston Omaha Corporation (the “Company”), Boulderado Partners, LLC (“Boulderado”) and Magnolia Capital Fund, LP (“Magnolia”). Capitalized terms used, but not defined herein, shall have the same meaning as set forth in the A&R Agreement (as defined below).

RECITALS

WHEREAS, the Company, Boulderado and Magnolia entered into to the Amended and Restated Voting and First Refusal Agreement on May 26, 2017 (the “A&R Agreement”).

WHEREAS, as of the date hereof, each of Alex B. Rozek and Boulderado sold to the Company all of its Class B Common Stock and warrants to acquire shares of Class B Common Stock (the “Sale”).

WHEREAS, in connection with such Sale and pursuant to Section 10.5 of the A&R Agreement, the Parties hereto desire to, among other things, amend the A&R Agreement to reflect the Sale.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the A&R Agreement in its entirety as follows:

TERMS

1.

Amendments. The A&R Agreement is hereby amended to remove Boulderado as a party to the A&R Agreement. For the avoidance of doubt, the A&R Agreement shall be read to give effect to the Sale and termination of all rights and obligations of Boulderado and Alex B. Rozek under the A&R Agreement, including, but not limited to, removing all reference to (a) “Boulderado Partners, LLC” and “Boulderado” (including as a Class B Stockholder), (b) Alex B. Rozek, and (c) “Boulderado Class B Director”.

2.

Ratification of Binding Provisions; Effect of Amendment. All the provisions of the A&R Agreement not amended by this Amendment shall remain in full force and effect as originally written. The Parties hereto agree and acknowledge that to the extent any terms and provisions of this Amendment are in any way inconsistent with or in conflict with any term or provision of the A&R Agreement, this Amendment will govern and control. Whenever the A&R Agreement is referred to in the A&R Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the A&R Agreement as amended by this Amendment.

3.

Miscellaneous. Sections 10.2 (Notices), 10.5 (Amendment and Waiver), 10.7 (Severability), 10.8 (Governing Law), 10.10 (Counterparts), and 10.12 (Further Assurances) of the A&R Agreement are incorporated herein by reference and shall apply to this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BOSTON OMAHA CORPORATION

By:	/s/Adam Peterson
Name: Adam Peterson
Title: Co-Chief Executive Officer

BOULDERADO PARTNERS, LLC
By its Managing Member
Boulderado Group, LLC, Manager

By:	/s/Alex B. Rozek
Name: Alex B. Rozek
Title: Manager

MAGNOLIA CAPITAL FUND, LP
By its General Partner
The Magnolia Group, LLC

By:	/s/Adam Peterson
Name: Adam Peterson